Exhibit 6.8

CONVERTIBLE PROMISSORY NOTE

Issue Date: April 27, 2022	Colorado Springs, CO

Principal Amount: $172,500.00

Purchase Price:      $150,000.00

FOR VALUE RECEIVED, Tekumo LLC, a Colorado limited liability company (the “Borrower”), hereby promises to pay to the order of Ascension Ventures LLC, or its successors or assigns (the “Lender”), the principal amount of One Hundred and Seventy-Two Thousand Five Hundred and No/100 United States Dollars (US$172,500.00) on October 18, 2022 (the “Maturity Date”) and to pay interest at the rate of ten percent (10%) per annum in accordance with the terms hereof. This Convertible Promissory Note, as may be amended or supplemented from time to time, shall be referred to herein as the “Note”.

1. Payments of Principal and Interest.

(a) Payment of Principal. The principal amount of this Note shall be paid to the Lender on the Maturity Date.

(b) Payment of Interest. Interest on the unpaid principal balance of this Note shall accrue at a rate of 10 percent (10%) per annum commencing on the Issuance Date. Interest shall be paid on the Maturity Date. This Note also carries an original issue discount of $22,500.00 (the “OID”), thus, the purchase price of this Note shall be $150,000.00

(c) Payment of Default Interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest until such past due amount is paid at eighteen percent (18%) per annum (the “Default Rate”).

(d) General Payment Provisions. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Lender may designate by written notice to the Borrower in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of Colorado are authorized or required by law or executive order to remain closed.

(e) Optional Redemption. At any time prior to the maturity date, the company may choose to redeem any portion of the principal amount and accrued interest of this Note. If the company exercises its right to redeem this Note, it shall make payment of all interest on the principal amount plus one hundred and twenty five percent (125%) of principal on the redeemed portion of the Note.

2. Conversion. If and at any time the Company consummates a Qualified equity financing or a Change of Control, the lender has the option of converting all or part of the Note into equity securities solely at the lenders option and cannot be forced by the Company.

2.1 Conversion upon a Qualified Financing. If and at such time as the Company consummates an equity financing of at least five hundred thousand dollars ($500,000), a “Qualified equity financing”, the lender has the option of converting all or part of the Note into the same class and series of shares of the Company’s equity securities that are issued in the financing at a conversion price equal to the price per share paid by the other investors in the financing.

2.2. Conversion upon a Change in Control. If a Change of Control occurs during the term of the Note that involves the Company merging into a public company with its capital stock trading on an exchange, the lender may elect to convert all or part of the Note into common shares in the public company. The Public company shall issue to the Lender the number of common shares equal to the converted principal and interest of the Note at price equal to the Reg A offering price on file with the SEC at the time of conversion.

3. Defaults and Remedies.

(a) Events of Default. An “Event of Default” means: (i) a default for five (5) days in payment of principal or interest on this Note; (ii) failure by the Borrower to comply with any material provision of this Note; (iii) the Borrower, pursuant to or within the meaning of any Bankruptcy Law (as defined herein): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian (as defined herein) of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Borrower in an involuntary case; (B) appoints a Custodian of the Borrower for all or substantially all of its property; or (C) orders the liquidation of the Borrower, and the order or decree remains unstayed and in effect for sixty (60) days. “Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b) Remedies. If an Event of Default occurs and is continuing, the Lender, may declare all of this Note to be due and payable immediately. The Lender shall have all rights available to it at law or in equity. Upon the occurrence of an Event of Default, the interest on this Note shall immediately accrue at the Default Rate. The Lender, may assess reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred or anticipated by the Lender in collecting or enforcing payment hereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and together with all other sums due by the Borrower hereunder, all without any relief whatsoever from any valuation or appraisement laws, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Lender at law, in equity, or under this Note. In connection with the Lender’s rights hereunder upon an Event of Default, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender, may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it in equity or under applicable law.

4. Negative Covenants. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender create, incur or assume indebtedness for borrowed money or sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s except for trade debt incurred in the normal course of business.

5. Lost or Stolen Note. Upon notice to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Lender to the Borrower in a form reasonably acceptable to the Borrower and, in the case of mutilation, upon surrender and cancellation of the Note, the Borrower shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Borrower shall not be obligated to re-issue a Note if the Lender contemporaneously requests the Borrower to convert such remaining principal amount and interest into Common Stock.

6. Cancellation. After all principal and interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Borrower for cancellation and shall not be re-issued.

7. Waiver of Notice. To the extent permitted by law, the Borrower hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Colorado, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Denver in the State of Colorado for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9. Indemnity and Expenses. The Borrower agrees:

(a) To indemnify and hold harmless the Lender and each of its partners, employees, agent and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, attorneys’ fees and expenses) in any way arising out of or in connection with this Note; and

(b) To pay and reimburse the Lender upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the Lender may reasonably incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Borrower to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Note, the repayment of any or all of the principal or interest owed pursuant hereto, and the termination of this Note.

10. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity.

11. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Borrower and the Lender and shall not be construed against any person as the drafter hereof.

12. Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

13. Notice. Notice shall be given to each party at the address indicated in the preamble or at such other address as provided to the other party in writing.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Note to be executed on and as of the Issuance Date.

BORROWER:

Tekumo LLC.

By:
Name:	Strings Kozisek
Title:	CEO

LENDER:

Ascension Ventures LLC

By:
Name:	Kimiko Leong
Title:	Manager

[signature page to Convertible Promissory Note ]

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